Exhibit 10.45
Second Amendment to Employment Agreement
     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is made and entered into by Archipelago Learning, LLC, a Delaware limited liability company (the “Company”), and Ray Lowrey (the “Executive”) as of February 18, 2010 for purposes of amending that certain employment agreement by and between the Company and the Executive dated September 15, 2008, as amended December 31, 2008 (the “Employment Agreement”). Terms used in this Second Amendment with initial capital letters that are otherwise not defined herein shall have the meanings ascribed to such terms in the Employment Agreement. The Company and the Executive are collectively referred to herein as the “Parties” and individually as a “Party.”
     WHEREAS, the Parties desire to amend the Employment Agreement.
     NOW, THEREFORE, in consideration of the premises and mutual promises herein made, the Parties agree as follows:
1. Section 2 of the Employment Agreement shall be deleted in its entirety and shall be replaced with the following:
“EMPLOYMENT AND RESPONSIBILITIES
The Company will employ the Executive in the position of Executive Vice President and Chief Technology Officer. This position will be located in Dallas, Texas. The Executive shall report to the Chief Executive Officer. The Executive will have such authority, and will perform all of the duties, normally associated with this position as well as other duties as may be reasonably assigned to him from time to time by the Board of Managers (the “Board”) of Archipelago Learning Holdings, LLC (“Holdings”) or the Chief Executive Officer, in each case consistent with his position as Executive Vice President and Chief Technology Officer.”
2. Section 5.3 of the Employment Agreement shall be deleted in its entirety and shall be replaced with the following:
“Annual Bonus:
During the Executive’s employment term, the Executive will participate in the Company-wide bonus plan in which all employees of the Company participate based on the bonus plan’s policies and procedures then in effect. In addition, the Executive will be eligible to receive in respect of each fiscal year of the Company (commencing with the fiscal year ending on December 31, 2009) an annual bonus in an amount equal to up to 50% of his earned Base Salary (pro rated for partial years) based on, among other things, performance targets established by the Board by reference to the operating plan approved from time to time by the Board; provided that if the Company’s performance in any fiscal year exceeds 110% of the performance targets, the Executive shall be eligible to receive an annual bonus in an amount equal to up to 60% of his Base Salary. Notwithstanding the above, for 2008, the Executive will be eligible to receive up to Fifty five thousand dollars ($55,000) upon achieving certain objectives between the Start Date and December 31, 2008, as established by the Board. The bonus payments, if any, shall be paid by the Company no later than the 15th day of the third calendar month of the fiscal year following the fiscal year to which such annual bonus relates.”
3. All references in the Employment Agreement to “this Employment Agreement” and any other references of similar import shall hereafter refer to the Employment Agreement as amended by this Second Amendment.

4. This Second Amendment may be executed in any number of counterparts (including facsimile counterparts), each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, will constitute one and the same instrument.
5. Except as set forth in this Second Amendment, the terms and provisions of the Employment Agreement (a) are hereby ratified and confirmed, and (b) shall be and remain in full force and effect.
[The next page is the signature page.]

     IN WITNESS WHEREOF, the Parties have executed this Second Amendment to the Employment Agreement as of the date first above written.

EXECUTIVE:
/s/ Ray Lowrey
Ray Lowrey

ARCHIPELAGO LEARNING, LLC
By:	/s/ Tim McEwen
	Name:	Tim McEwen
	Title:	Chief Executive Officer